Exhibit 10.10

TRADEMARK ASSIGNMENT OF SECURITY

WHEREAS, SquareTwo Financial Corporation a corporation formed under the laws of Delaware, located at 4340 S. Monaco, Denver, CO 80237 (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to GMAC COMMERCIAL FINANCE LLC (“GMAC CF”) and various other financial institutions (collectively, “Lenders”) and GMAC CF as agent for Lenders (“Agent”) pursuant to (i) a certain Loan Agreement, dated the date hereof, among Agent, Lenders, Grantor and the other credit parties named therein and (ii) a certain Security Agreement, dated the date hereof, among Grantor, certain other credit parties named therein and Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby assign unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which assignment and security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

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Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

Dated:	April 7, 2010
SQUARETWO FINANCIAL CORPORATION

		By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: President and Chief Executive Officer

GMAC COMMERCIAL FINANCE LLC, as Agent

		By:	/s/ Thomas Maiale
Name: Thomas Maiale
Title: Director

STATE OF Colorado	)
: ss.:
COUNTY OF Denver	)

On this 7 day of April, 2010, before me personally came Paul A. Larkins, to me known, who, being by me duly sworn, did depose and say that he is the President CEO of SQUARETWO FINANCIAL CORPORATION, the corporation/limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the directors/members of said corporation/limited liability company.

/s/ Kelly Ackerman
Notary Public

Kelly Ackerman
Notary Public
State of Colorado
My Commission Expires 12/19/2012

STATE OF New York	)
: ss.:
COUNTY OF New York	)

On this      day of April 2010, before me personally came Thomas Miaile, to me known, who, being by me duly sworn, did depose and say that he is Director of GMAC COMMERCIAL FINANCE LLC, the financial institution described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said financial institution .

/s/ Eugenia H. Hunt
Notary Public

Eugenia H. Hunt
Notary Public, State of New York
No. 01HU4880570
Qualified in Queens County
Commission Expires 12/15/2010

SCHEDULE A

Schedule A to a Trademark Assignment of Security dated April 7, 2010, by and between Grantor and GMAC Commercial Finance LLC, as Agent.

REGISTRATION NO. OR APPLICATION NO.	MARK
2055196	Collect America (Typed Drawing)
2077288	Collect America (Eagle Design Plus Words, Letters and/or Numbers)
2030606	Collect America (Typed Drawing)